UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

AUDIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35528	91-2061537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Clyde Avenue

Mountain View, CA 94043

(Address of principal executive offices) (Zip code)

(650) 254-2800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 19, 2013, the Compensation Committee of the Board of Directors of Audience, Inc. (the “Registrant”) approved an amendment to the Registrant’s 2011 Employee Stock Purchase Plan (the “ESPP”) for the purposes of: (i) extending the term of each offering period from six months to 24 months, effective with the offering period commencing in November 2013, with four six month purchase periods, (ii) providing for overlapping offering periods, such that a new offering period will start every six months, commencing in November 2013, and (iii) providing for automatic withdrawal of all participants from an offering period if the closing sales price of the Registrant’s common stock on the last day of a purchase period is lower than the closing sales price on the first day of the related offering period and the automatic re-enrollment of such withdrawn participants into a new offering period commencing immediately thereafter. Other material terms of the ESPP will remain as set forth therein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) See foregoing disclosure under Item 1.01. The Registrant’s officers are entitled to participate in the ESPP pursuant to the terms and conditions set forth therein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.5#	Amended and Restated Audience, Inc. 2011 Employee Stock Purchase Plan

#	To be filed with the Company’s Quarterly Report on Form 10-Q for the three months ending September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIENCE, INC.

Date: September 25, 2013	By:	/s/ Craig H. Factor
	Name:	Craig H. Factor
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.5#	Amended and Restated Audience, Inc. 2011 Employee Stock Purchase Plan

#	To be filed with the Company’s Quarterly Report on Form 10-Q for the three months ending September 30, 2013.